UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

STAR ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-29323	87-0643634
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

317 Madison Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 500-5006

                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2008, Star Energy Corporation (the “Company”) entered into a $32,500 principal amount 10% Original Issue Discount Promissory Note (the “Note”) in favor of Enable Growth Partners LP, pursuant to which the Company received a discounted amount of $25,000. The Note provides that the unpaid principal amount of the Note and accrued interest is to be payable on the earlier of (i) November 17, 2009 and (ii) the date the Company enters into a settlement of the Company’s legal proceedings unless the Note became due earlier in accordance with its terms. The Note bears interest on the aggregate then outstanding principal amount of the Note at the rate of 10% per annum, payable on the Maturity Date. Overdue accrued and unpaid principal and interest is to entail a late fee at the rate of 22% per annum and, if an Event of Default occurs, including a Change in Control Transaction, all as specified in the Note, 130% of the full principal amount of the Note, together with accrued interest thereon, shall become, at the payee’s election, immediately due and payable. Commencing five days after an Event of Default that results in an acceleration of the Note, interest is to accrue on the Note at 18% per annum.

The foregoing is a summary of the Note and is qualified in its entirety by reference to the full text of the Note, a copy of which is attached to this Report as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note dated November 17, 2008 from Star Energy Corporation in favor of Enable Growth Partner LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION

Date: November 18, 2008	By:	/s/ Michael Kravchenko
Michael Kravchenko
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Promissory Note dated November 17, 2008 from Star Energy Corporation in favor of Enable Growth Partner LP